UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

Hudson Pacific Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Blvd., Suite 1600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “our” and “us”), in connection with the matters described herein.

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2013, Hudson Pacific Properties, L.P., our operating partnership, became obligated under a definitive purchase agreement to acquire a four-building, 836,419 square-foot office portfolio located in Seattle, Washington, which we refer to as the Seattle Portfolio, for approximately $367.5 million (net of certain credits and before closing costs and prorations). The Seattle Portfolio consists of the following:

•

a two-building, 472,881 square-foot waterfront property located in Pioneer Square, which we refer to as the First & King property. This property is 90% leased to tenants such as Capital One/ING Direct, EMC Corporation and Nuance Communications.

•

a 189,762 square-foot Class-A office building located in downtown Seattle, which we refer to as the Met Park North property. This building is 99% leased, with 74% of the building to be occupied by Amazon.com, Inc. under a ten-year lease expected to commence in November 2013 and expire in 2023.

•

a 173,776 square-foot building located in the Edmonds/Lynnwood submarket of Seattle’s Northend, which we refer to as the Northview property. This building is 89% leased to tenants such as Automatic Data Processing, Inc. and the Federal Emergency Management Agency.

We expect to finance the acquisition of the Seattle Portfolio using a combination of property-level indebtedness, borrowings under our unsecured revolving credit facility, and cash-on-hand, including from the anticipated disposition of our City Plaza property. The purchase of the Seattle Portfolio is subject to various closing conditions. If certain conditions are not satisfied by July 29, 2013, we may terminate the purchase agreement without liability, provided that certain provisions of the agreement will survive. The transaction is expected to close on or before July 29, 2013, provided, however, that we may elect to extend such closing by up to an additional 14 days. We cannot assure you that the acquisition will be consummated on the anticipated schedule or at all.

Lease Expirations

The following table sets forth a summary schedule of the lease expirations as of July 1, 2013, including for uncommenced leases, for the ten calendar years beginning January 1, 2013 at the properties in Seattle Portfolio. The information set forth in the table assumes that tenants exercise no renewal options and all early termination rights.

Year of Lease Expiring	Number of Leases Expiring	Square Footage of Expiring Leases	Percent of Seattle Portfolio Square Feet	Annualized Rent(1)	Percent of Seattle Portfolio Annualized Rent	Annualized Rent Per Leased Square Foot(2)	Annualized Rent Per Leased Square Foot at Expiration(3)
First & King
2013	1	1,344	0.2%	$6,000	0.0%	$4.46	$4.46
2015	1	7,524	1.0%	203,148	1.2%	27.00	28.00
2016	1	11,442	1.5%	226,209	1.3%	19.77	20.57
2019	1	133,148	17.5%	3,269,711	19.4%	24.56	28.34
2021	2	230,860	30.3%	4,201,298	24.9%	18.20	24.45
2023	1	42,954	5.6%	1,073,850	6.4%	25.00	34.00

Sub-Total(4)	7	427,272	56.1%	$8,980,215	53.3%	$21.02	$26.52
Met Park North
2016	1	600	0.1%	$26,220	0.2%	$43.70	$43.70
2021	1	37,782	5.0%	944,550	5.6%	25.00	30.75
2023	1	2,486	0.3%	62,344	0.4%	25.08	32.72

2023 (Uncommenced lease)	1	139,824	18.3%	3,669,637	21.8%	26.24	32.91

Sub-Total(4)	4	180,692	23.7%	$4,702,751	27.9%	$26.03	$32.51
Northview
2013	1	2,296	0.3%	$43,624	0.3%	$19.00	$19.00
2014	2	4,015	0.5%	72,270	0.4%	18.00	18.64
2016	3	62,118	8.1%	1,097,218	6.5%	17.66	18.80
2017	1	6,049	0.8%	111,906	0.7%	18.50	20.50
2018	2	21,155	2.8%	531,743	3.2%	25.14	28.27
2020	2	58,946	7.7%	1,304,421	7.7%	22.13	24.11

Sub-Total(4)	11	154,579	20.3%	$3,161,183	18.8%	$20.45	$22.20

Total(4)	22	762,543	100.0%	$16,844,149	100.0%	$22.09	$27.06

(1)	Represents the annualized monthly contractual base rent (before abatements) under existing leases as of July 1, 2013. For commenced leases, annualized monthly contractual base rent is calculated by multiplying (i) base rental payments (defined as cash base rent (before abatements)) for the month ending July 31, 2013, by (ii) 12. For the uncommenced lease, annualized monthly contractual base rent is calculated by multiplying (i) base rental payments (defined as cash base rent (before abatements)) for the month ending on the anticipated commencement date, by (ii) 12.
(2)	For commenced leases, calculated as (i) annualized base rent divided by (ii) square footage under lease as of July 1, 2013. For the uncommenced lease, calculated as (i) annualized base rent divided by (ii) square footage under lease as of the anticipated commencement date.
(3)	For commenced leases, calculated as (i) annualized base rent at expiration divided by (ii) square footage under leases as of July 1, 2013. For the uncommenced lease, calculated as (i) annualized base rent divided by (ii) square footage under lease as of the anticipated commencement date.
(4)	Percentages may not sum due to rounding.

Other than normally recurring capital expenditures and tenants improvements, we have no present plans with respect to renovation, improvement or redevelopment of Seattle Portfolio. The buildings in the Seattle Portfolio will be insured, along with our other properties, under a blanket property, liability, fire, extended coverage, terrorism and rental loss insurance policy that is renewed on an annual basis.

We will determine the federal tax basis of the Seattle Portfolio as of the closing of the acquisition and expect it to be based on the final purchase price. The depreciation method and life claimed will be determined by reference to the Internal Revenue Service-mandated method for depreciating assets placed into service after 1986, known as the Modified Accelerated Cost Recovery System.

The foregoing summary of the purchase agreement and the acquisition of the Seattle Portfolio does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the purchase agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 7.01	Regulation FD Disclosure.

On July 1, 2013, we issued a press release. A copy of the press release is furnished (and not filed) as Exhibit 99.1 to this report.

The information being furnished pursuant to Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement between 1220 Howell LLC, a Delaware limited liability company, King & Dearborn LLC, a Delaware limited liability company, and Northview Corporate Center LLC, a Delaware limited liability company, as Sellers, and Hudson Pacific Properties, L.P., a Maryland limited partnership, as Buyer.

99.1**	Press release dated July 1, 2013.

**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.

Date: July 1, 2013	By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Financial Officer

EXHBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement between 1220 Howell LLC, a Delaware limited liability company, King & Dearborn LLC, a Delaware limited liability company, and Northview Corporate Center LLC, a Delaware limited liability company, as Sellers, and Hudson Pacific Properties, L.P., a Maryland limited partnership, as Buyer.

99.1**	Press release dated July 1, 2013.

**	Furnished herewith.